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EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-12107, 333-15237, 333-88077 and 333-88078) pertaining to the
Company's Amended and Restated Omnibus Stock Plan and Employee Stock Purchase Plan of our report dated August 16, 2000, with respect to the financial statements and schedule of Ace*Comm Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2000.


Ernst & Young LLP

McLean, Virginia
September 25, 2000